Exhibit 99.11

FORM OF SUPPLEMENTAL DISCLOSURE FOR GERMANY

      The following legend will be distributed to GM common stockholders of record resident in Germany as a supplement to the consent solicitation statement/ prospectuses.

      No securities sales prospectus will be published and, accordingly, the securities described herein may not be publicly offered in Germany. Any offer and sale of securities in Germany may only be made in compliance with the Securities Sales Prospectus Act (WertpapierVerkaufsprospektgesetz).